Exhibit 10.1
Amendment to Treasury Services
Terms and Conditions Booklet
Amendment to Treasury Services
Terms and Conditions Booklet
ATM CASH SERVICES
This Amendment (“Amendment”), dated as of December 19, 2007, is to the Treasury Services Terms and Conditions Booklet executed by Global Cash Access, Inc. (“Client”) on October 31, 2007 (the “Booklet”). Capitalized terms used but not defined in this Amendment will have the meanings given to them in the Booklet. Other terms are defined herein, including in the “Definitions” section below. In addition, the terms “we,” “us” and “our” refer to Bank of America, N.A., and “you” and “your” refer to the Client. The purpose of this Amendment is to describe the terms and conditions under which we will provide you with the ATM Cash Services, as described below.
ATM Cash Services
Our ATM Cash Services allow you to have us stock your ATMs with our cash, subject to the limitations set forth below. We will furnish all currency needed for the normal operating requirements of all ATMs in the amounts, denominations and under the delivery schedules to be mutually agreed between you, your Armored Carrier and us from time to time, subject to the Limit (as defined below); provided, however, that, in the event that you request currency from one or more of our vaults in excess of the applicable vault limit(s) that we have established for you, we will use reasonable efforts to furnish such currency, subject to the Limit. All such currency shall be United States currency and in a physical condition suitable for dispensing from automated teller machines. Once in the possession of the Armored Carrier or any subcontractor of the Armored Carrier with respect to stocking a cash drawer in an ATM, such currency shall be considered “ATM Cash” for purposes of this Amendment.
Notwithstanding anything to the contrary in this Amendment, the aggregate total of all currency that we provide to you, together with all amounts due from the Network and any adjustments, chargebacks and other corrections provided under this Amendment, shall not exceed Three Hundred and Sixty Million Dollars ($360,000,000) on any day (the “Limit”); provided, however, that we may, in our sole discretion, elect to provide you with currency that would cause the Limit to be exceeded by 10% or less or such other amount that we find acceptable. You shall monitor your requests for currency to ensure that the Limit is not exceeded.
If, on an occasional basis, which in any event shall not exceed two times per calendar year, you require currency in an amount which would cause the Limit to be exceeded, you shall notify us immediately and we will advise you whether we are able to furnish you with the currency needed. In the event that you anticipate that your currency needs will result in the Limit being exceeded more than twice per calendar year, you shall provide us with not less than thirty (30) days’ prior written notice of the new limit desired by you and we shall determine whether or not we can provide you with currency in the amount of such new limit.
Amendment to Treasury Services
Terms and Conditions Booklet

The current locations of the ATMs are set forth in Exhibit A, which is attached to and made a part of this Amendment. Exhibit A may be amended upon the mutual agreement of you and us. If, from time to time, you would like to include in Exhibit A any additional automated teller machines owned or leased by you and/or you would like to delete any existing ATMs from Exhibit A, you shall notify the Reconcilement Agent, who shall provide us, on a monthly basis, with an updated list of the current locations of ATMs, reflecting such additions and/or deletions, as applicable. Upon our consent, which consent shall not be unreasonably withheld or delayed, each such updated list shall be deemed to be an amendment to Exhibit A and shall constitute a restated version of Exhibit A, effective as of the date(s) indicated by the Reconcilement Agent. You acknowledge and agree that the most recent restated version of Exhibit A shall supersede any and all previous versions of Exhibit A.
In order for us to provide the ATM Cash Services, you shall have entered into arrangements with a Processor and one or more Armored Carriers, ATM Service Providers and, through Sponsoring Financial Institutions, Networks, who shall comply with all applicable obligations and other terms and conditions set forth in this Amendment. You shall cause them to so comply with such obligations and terms and conditions. In addition, in the event that any Armored Carrier or ATM Service Provider utilizes a subcontractor, they shall cause each such subcontractor to comply with all applicable obligations and other terms and conditions set forth in this Amendment; provided, however, that no such subcontractor shall be utilized without our prior written consent and, if we provide such consent, such subcontractor shall execute such documents that we may request.
As a condition to our providing the ATM Cash Services described herein, (i) the Armored Carrier Agreement, ATM Service Provider Agreement and Processor Consent to Assignment shall be executed by the respective parties, substantially in the form set forth in Exhibits B, C and D, which are attached to and made a part of this Amendment, as applicable; provided, however, that any changes to such forms shall be subject to our prior written consent, and (ii) the Armored Carrier Agreement, ATM Service Provider Agreement and Processor Consent to Assignment shall be in full force and effect, subject, however, to your right to replace any such Armored Carrier, ATM Service Provider or Processor upon obtaining our prior written consent and obtaining the execution of the foregoing documents and/or any other documents that we may require. You shall deliver such executed documents to us prior to our providing the ATM Cash Services to you and/or prior to your utilizing any replacement Armored Carrier, ATM Service Provider or Processor, as applicable. In addition to the foregoing documents, in the event that we request that you and the Processor enter into an agreement with us with respect to the ATM Cash Services that we are providing to you, you agree to execute and to cause the Processor to execute such agreement.
Each initial or replacement Armored Carrier, ATM Service Provider and Processor shall be subject to our prior written consent and must continue to be acceptable to us. In the event that we determine that any Armored Carrier, ATM Service Provider or Processor is no longer acceptable to us, we shall notify you and you shall enter into an arrangement with another Armored Carrier, ATM Service Provider or Processor, as applicable, which is acceptable to us. In the event that any Armored Carrier Agreement is terminated, we shall cease (i) providing currency to the Armored Carrier that executed such agreement, and (ii) providing you ATM Cash Services relating thereto, unless and until you have entered into another arrangement with an Armored Carrier that is acceptable to us, the Armored Carrier Agreement has been executed by the applicable parties thereto, and you have delivered such executed agreement to us.
Amendment to Treasury Services
Terms and Conditions Booklet

The Armored Carrier and/or any subcontractor of the Armored Carrier that has been approved by us shall pick up the currency furnished by us and deliver such currency to each ATM. Our obligation to provide the ATM Cash to any ATM is subject to the foregoing and to the Armored Carrier and any subcontractor of the Armored Carrier being able to access such ATM during the normal business hours of the premises on which the ATM is located in order to stock it with the ATM Cash. Notwithstanding anything in any other Service description in the Booklet, the Armored Carrier and any subcontractor of the Armored Carrier shall be your agent with respect to the possession, transportation and handling of ATM Cash. The Armored Carrier and any subcontractor of the Armored Carrier shall maintain complete and accurate records of all currency delivered to each ATM for a period of at least seven (7) years from the date of each such delivery; provided, however, that the following records may be maintained for four (4) years from the date of each such delivery: delivery/pickup sheets, ATM balance manifests and ATM inventory reports; and, provided, further, that if any such records are required by law to be maintained for a longer time period, Armored Carrier and any subcontractor(s) of Armored Carrier shall maintain such records in accordance with such requirements. Absent manifest error, in the event of any discrepancy between your records (including the records of the Armored Carrier or any subcontractor of the Armored Carrier) and ours, our records shall prevail for purposes of this Amendment.
Settlement
With respect to each ATM transaction effecting a withdrawal of ATM Cash, other than an Electronic Check Authorization Transaction, a Point of Sale Transaction or a Credit Card Cash Transaction, the appropriate Network will debit the relevant cardholder’s account for the amount withdrawn and any surcharge. You and/or the Processor shall cause the Network to remit the Reimbursements, surcharges and interchange fees to the Reimbursement Account no later than the Network Settlement Time (as defined below) on the second Business Day that succeeds the day on which each such transaction occurs or is deemed to occur, as applicable. The amount of Reimbursements so remitted to the Reimbursement Account is called the “Reimbursement for ATM Withdrawals.” You hereby authorize us to offset against the surcharges and interchange fees any and all amounts owed by you to us for Electronic Check Authorization Transactions, Point of Sale Transactions and Credit Card Cash Transactions (collectively, the “Other Cash Amounts”). After deducting the Reimbursements and Other Cash Amounts from the amounts remitted by the Network to the Reimbursement Account, we shall credit the Adjustment Account for the remaining balance. We acknowledge that the Network may remit to the Reimbursement Account amounts other than the Reimbursements, surcharges and interchange fees. You acknowledge and agree that, with respect to any amounts deposited by the Network into the Reimbursement Account that may be owed to third parties, you are solely responsible for reimbursing such third parties for such amounts.
The “Network Settlement Time” is the time on a Business Day by which the Network performs its daily settlement of transactions consummated since the Network Settlement Time on the first Business Day that precedes such day. Transactions that are consummated after the Network Settlement Time on a Business Day or on any day other than a Business Day shall be deemed to occur prior to the Network Settlement Time on the first Business Day that succeeds such day.
Amendment to Treasury Services
Terms and Conditions Booklet

Adjustment Account
You shall maintain an Adjustment Account for any discrepancies related to the balancing of the ATM Cash withdrawn with the Reimbursements for ATM Withdrawals, Electronic Check Authorization Transactions, Point of Sale Transactions and Credit Card Cash Transactions. You shall be solely responsible for funding the Adjustment Account in the amount of any discrepancies owing to us and, in any event, shall maintain a minimum positive balance in the Adjustment Account of at least $50,000. You hereby authorize us to initiate transfers to and from the Adjustment Account for discrepancies, based on information provided by our Reconcilement Agent. You and we shall, from time to time, review the minimum amount required to be maintained in the Adjustment Account, based upon settlement discrepancies or other matters, and shall adjust that minimum amount upon mutual agreement.
Reconcilements
You shall instruct the Processor to provide the Reconcilement Agent with such information that we may request from time to time in order to allow the Reconcilement Agent to perform reconciliation services for us in connection with the ATM Cash Services that we provide to you. Without limiting the generality of the foregoing, you shall instruct the Processor to notify the Reconcilement Agent by 9:00 a.m. PT on each Business Day of the amounts that have been received by each Network for ATM Cash withdrawn from each ATM during the previous Business Day (and if that previous day was not a Business Day, for each day prior for which no notification had been provided). These amounts for each day shall be referred to in this Amendment as “Reported ATM Withdrawals.” The Reconcilement Agent will compare the Reported ATM Withdrawals with amounts that have been received by us from the Network for ATM withdrawals. In addition, you shall instruct the Processor to notify the Reconcilement Agent by 9:00 a.m. PT on each Business Day of the amounts that have been withdrawn from each applicable ATM due to Electronic Check Authorization Transactions, Point of Sale Transactions and Credit Card Cash Transactions during the previous Business Day (and if that previous day was not a Business Day, for each day prior for which no notification had been provided). These amounts for each day shall be referred to in this Amendment as “Reported Other Cash Withdrawals.”
Each Business Day, the Reconcilement Agent shall perform reconciliation services for us in connection with the ATM Cash Services that we provide to you, including, without limitation, reconciling for us the Reported ATM Withdrawals with the Reimbursements for ATM Withdrawals and the Reported Other Cash Withdrawals with the amount that we have received for the Electronic Check Authorization Transactions, Point of Sale Transactions and Credit Card Cash Transactions. Every month there shall be an adjustment to the Adjustment Account for the net reconciliations during the month, based on the information provided to us by the Reconcilement Agent, which adjustments you authorize. If during that month: (i) the amount of the Reimbursements for ATM Withdrawals is less than the Reported ATM Withdrawals, we shall withdraw funds equal to the shortfall from the Adjustment Account and deposit the shortfall into the Reimbursement Account; and (ii) the amount of the Reimbursement for ATM Withdrawals is more than the Reported ATM Withdrawals, we shall transfer funds equal to the overage to the Adjustment Account. If during that month: (i) the amount that we received for Electronic Check Authorization Transactions, Point of Sale Transactions and Credit Card Cash Transactions is less than the Reported Other Cash Withdrawals, we shall withdraw funds equal to the shortfall from the Adjustment Account and deposit the shortfall into the Reimbursement Account; and (ii) the amount that we received for Electronic Check Authorization Transactions, Point of Sale Transactions and Credit Card Cash Transactions is more than the Reported Other Cash Withdrawals, we shall transfer funds equal to the overage to the Adjustment Account. The deposits and withdrawals described in this paragraph are referred to as “Reconcilements” elsewhere in this Amendment.
Amendment to Treasury Services
Terms and Conditions Booklet

As between you and us, you shall have sole responsibility to investigate and resolve any disputed or erroneous transaction in accordance with Regulation E, to resolve any disputed or erroneous Electronic Check Authorization Transaction, Point of Sale Transaction or Credit Card Cash Transaction , to recover from a cardholder or, with respect to an Electronic Check Authorization Transaction, Point of Sale Transaction or Credit Card Cash Transaction, other person the amount of any overpayment received by such cardholder or other person from an ATM, and to make an appropriate adjustment for any cardholder or, with respect to an Electronic Check Authorization Transaction, Point of Sale Transaction or Credit Card Cash Transaction, other person receiving an underpayment from an ATM. In the event that you are unable to recover funds from the cardholder, other person or any third party which are owing as a result of an overpayment or are unable to obtain funds from a third party which are owing to the cardholder or other person as a result of an underpayment, as between you and us, you shall have sole responsibility for such funds and shall be solely liable for remitting any funds owing as a result of such overpayment or underpayment.
Transition Procedures
In the event that you purchase any automated teller machines from another entity and would like us to provide ATM Cash Services with respect to such automated teller machines, you and we shall agree, in a separate written document, upon the procedures that will apply to transitioning such automated teller machines from such other entity’s provider of currency to us.
Ownership of ATM Cash
You and we agree that all ATM Cash is at all times owned by us; that none of the ATM Cash shall at any time become your property or that of any other person; that so long as we provide the ATM Cash Services under this Amendment, the only currency that will be placed in the ATMs shall be ours; and that neither you nor any person, other than us and our agents, shall have any possessory or ownership rights to the ATM Cash under Section 362 of the Bankruptcy Code (or any successor provision). Under no circumstances shall you commingle or cause the commingling of the ATM Cash with currency belonging to you or any other person. You shall take all actions necessary or advisable to ensure and to evidence that all ATM Cash remains our sole and exclusive property until it is dispensed from the ATMs.
Neither you nor any other person (other than us, the Armored Carrier, the ATM Service Provider and any subcontractors of the Armored Carrier and ATM Service Provider that we have approved) shall have any access to, or right to access, any of the ATM Cash, except as such use relates to the dispensing of any of the ATM Cash in a bona fide cash withdrawal transaction from an ATM. In providing its routine maintenance services to the ATMs, the ATM Service Provider and any such subcontractor of the ATM Service Provider will from time to time require access to the cash drawer in the ATMs.
Amendment to Treasury Services
Terms and Conditions Booklet

You shall give us exclusive dominion and control over the cash drawer in each ATM, provided that the Armored Carrier, ATM Service Provider and any subcontractors of the Armored Carrier and ATM Service Provider that we have approved shall have access to the ATM Cash but only to the extent necessary to carry out their duties as reflected in this Amendment and subject to the terms and conditions of the Armored Carrier Agreement and the ATM Service Provider Agreement, respectively. You may have access to the remainder of the ATM for the purpose of performing routine maintenance or repairs, but you may not have access to the cash drawer without the presence of our officer or agent. You shall obtain any and all necessary consents to ensure that we may access each ATM during the normal business hours of the premises on which the ATM is located, including, without limitation, the consent of any lessor of such premises and the consent of any lessor of an ATM; provided, however, that you shall not be required to obtain any governmental or quasi-governmental consents which are required in connection with a non-patron accessing a gaming floor; and, provided, further, that if we are not able to access any ATM due to the absence of any such consent, you shall cause the Armored Carrier to immediately take such actions that we may request relating to the ATM Cash in such ATM, including, without limitation, moving the ATM to another location that is acceptable to us, so that we may access such ATM, or removing the ATM Cash from such ATM and making it available to us.
You shall ensure that each ATM has a sticker affixed inside it, where the cash drawer of the ATM is accessed, which shall read as follows:
“ALL CASH IN THIS ATM IS THE SOLE AND EXCLUSIVE PROPERTY OF BANK OF AMERICA.”
You shall ensure that each ATM maintains such a sticker so long as this Amendment is in effect.
Assignment of Reimbursements
You irrevocably assign to us all of your right, title and interest in and to the Reimbursements, and the right to receive such Reimbursements, in the amount of each and every withdrawal transaction of ATM Cash from an ATM. Such assignment includes all of your rights with regard to all withdrawals of ATM Cash from the ATMs.
You also agree that so long as we provide the ATM Cash Services herein, you shall not change the Processor for any ATM without our prior written consent and without first obtaining the execution of the Processor Consent to Assignment by the new Processor and delivering such executed document to us. Such document shall be substantially in the form set forth in Exhibit D hereof; provided, however, that any changes to such form shall be subject to our prior written consent. In the event that you change a Network, you shall ensure that all Reimbursements from the new Network are remitted to us.
Responsibility For Losses; Insurance
All risk of loss and liability with regard to all ATM Cash shall, as between you and us, be your responsibility, including but not limited to loss due to any natural disaster, theft or destruction of the ATM Cash, malfunction of equipment or malfeasance by any of your employees, agents, subcontractors, franchisees, or any other persons, including the Armored Carrier, the ATM Service Provider and any subcontractors of the Armored Carrier and the ATM Service Provider. Such assumption of risk extends from the time currency identified for delivery to the ATMs is delivered to Armored Carrier or is otherwise in the possession of the Armored Carrier, as applicable, or any subcontractor of the Armored Carrier, until the time it is dispensed from the ATM or redelivered to us by the Armored Carrier, or any subcontractor of the Armored Carrier, and with respect to which we have signed a manifest accepting such redelivery.
Amendment to Treasury Services
Terms and Conditions Booklet

Without in any way limiting your assumption of risk as set forth in this Amendment, you, each Armored Carrier, each ATM Service Provider and each subcontractor of such Armored Carrier and ATM Service Provider shall, at your and their own expense, respectively, obtain and maintain at all times the insurance described below to protect you and us from risk of loss. You, the Armored Carrier, the ATM Service Provider and any subcontractors of the Armored Carrier and the ATM Service Provider shall provide us with certificates of insurance evidencing these coverages and, upon demand, certified copies of policies and endorsements. You, the Armored Carrier, the ATM Service Provider and any subcontractors of the Armored Carrier and the ATM Service Provider shall name us as (i) an additional insured on your and their coverages described in Subsections (ii), (iii), (iv) and (v) below, using a form of endorsement that provides us with coverage coextensive to that obtained by you and them and all the insurers shall waive subrogation against us, in order to protect us from any and all expenses and/or liability, including, but not limited to, any and all of our independent and/or vicarious liability, which arises out of or relates to, or allegedly arises out of or relates to, your and/or their acts, omissions, operations, services and/or products, and (ii) as loss payee, as our interests may appear, on your and their coverages described in Subsections (vi) and (vii) below, as applicable. All such insurance shall be in a form reasonably acceptable to us and with a company qualified to do business in the jurisdiction in which the ATM Cash Services will be performed and having a rating of A-VII or better in the current Best’s Insurance Reports published by A. M. Best Company and shall require the insurers to provide us with at least thirty (30) days’ prior written notice of any applicable cancellation, expiration or change in coverage under the policies. All insurance coverages and limits required to be maintained by you, the Armored Carrier, the ATM Service Provider and any subcontractors of the Armored Carrier and the ATM Service Provider shall be free of self-insured retention and shall be primary and non-contributory to any insurance coverage maintained by us. All insurance coverages and limits required to be maintained by the Armored Carrier, the ATM Service Provider and any subcontractors of the Armored Carrier and the ATM Service Provider shall have a deductible in an amount that is acceptable to us. The policies shall be written for the following insurance coverages and in an amount not less than the following coverage limits:
(i) Workers’ Compensation Insurance, which shall fully comply with the statutory requirements of all applicable state and federal laws.
(ii) Employer’s Liability Insurance, with a minimum limit of $500,000 per accident for bodily injury and $500,000 per employee/aggregate for disease.
(iii) Commercial General Liability Insurance, with a minimum combined single limit of liability of $1,000,000 per occurrence per location and $2,000,000 aggregate for bodily injury, death, property damage and/or personal injury. This shall include products/completed operations coverage and broad form contractual coverage specifically for this Amendment.
(iv) Business Automobile Liability Insurance covering all owned, hired and non-owned vehicles and equipment used with a minimum combined single limit of liability of not less than $1,000,000 for injury, death and/or property damage.
Amendment to Treasury Services
Terms and Conditions Booklet

(v) Excess coverage with respect to (ii), (iii) and (iv) above with a minimum combined single limit of $5,000,000.
(vi) “All Risk” Property Insurance — Real property insurance on the ATM against fire, vandalism, malicious mischief and such other perils as are from time to time included in a standard extended coverage endorsement for all risks of direct physical loss or damage to the ATM; provided, however, that Armored Carrier and ATM Service Provider or any of their subcontractors shall not be required to maintain such insurance.
(vii) Cargo/Crime Insurance covering ATM Cash while in the care, custody or control of the Armored Carrier, ATM Service Provider or any subcontractors of the Armored Carrier and the ATM Service Provider, as applicable, whether located on or off our premises or vaults and/or while such property is in transit (including “over the curb” coverage), pursuant to the terms of this Amendment against loss due to robbery, burglary, misplacement, mysterious unexplainable disappearance, damage or destruction, fraudulent and dishonest acts of their employees, as well as loss from a variety of other crimes including theft and fraud; provided, however, that you shall not be required to maintain such Cargo/Crime Insurance. Unless otherwise agreed to in writing by us, the limit of such Cargo/Crime Insurance shall not be less than the greater of (i) $50,000,000 per occurrence or (ii) the maximum amount of currency possible in any one armored car and the maximum amount of currency that any one ATM can hold; provided, however, that the limit of insurance for ATM Cash located on the premises of the Armored Carrier or any subcontractor of Armored Carrier shall not be less than $500,000,000, unless otherwise agreed to in writing by us. The ATM Service Provider, Armored Carrier and any subcontractors of the Armored Carrier and the ATM Service Provider, as applicable, shall endorse such policy to include a “Client Coverage” or “Joint Payee Coverage” endorsement.
In addition to the above, you shall be solely responsible for, and shall indemnify us against, by means of a policy or self insurance, all risk of loss with respect to ATM Cash (i) while in the care, custody or control of the Armored Carrier, ATM Service Provider or any subcontractors of the Armored Carrier and the ATM Service Provider, as applicable, whether located on or off our premises or vaults and/or while such property is in transit (including “over the curb” coverage), and (ii) at each ATM and all ATMs in an amount equal to the maximum amount of currency that each such ATM and all such ATMs can hold.
If you, the Armored Carrier, ATM Service Provider, or any subcontractors of the Armored Carrier and the ATM Service Provider fail to obtain and maintain the insurance required, you, the Armored Carrier , the ATM Service Provider, and/or any subcontractors of the Armored Carrier and the ATM Service Provider, respectively, shall be liable for any and all losses that the insurance listed above would have covered in the same manner and to the same extent as if the required insurance coverage had been obtained. You, the Armored Carrier, the ATM Service Provider, and any subcontractors of the Armored Carrier and the ATM Service Provider shall remain liable for any and all expenses and/or liability, including, but not limited to, any vicarious and/or independent liability on our part, which arises out of or relates to, or allegedly arises out of or relates to, the services and/or materials provided by you, the Armored Carrier, the ATM Service Provider, and any subcontractors of the Armored Carrier and the ATM Service Provider, respectively, to the extent that such expenses and/or liability are not covered by their insurance carrier for any reason whatsoever and you, the Armored Carrier, the ATM Service Provider, and any subcontractors of the Armored Carrier and the ATM Service Provider shall indemnify us, defend us and hold us harmless against all claims, damages, losses and expenses, whether direct, indirect or consequential, relating thereto.
Amendment to Treasury Services
Terms and Conditions Booklet

Upon our request, you, the Armored Carrier, the ATM Service Provider, and any subcontractors of the Armored Carrier and the ATM Service Provider shall provide us with such financial information as we may require, from time to time, in order to evaluate any credit or other exposure that we may have as a result of providing you with the ATM Cash Services.
Representations and Warranties
In addition to the Representations and Warranties set forth in the Booklet, you represent and warrant to us that:
You are the owner or lessee of each ATM. Upon our purchase of all currency contained in each ATM, if applicable, no other person has any current superior possessory right, title or interest in or to any ATM or to the currency contained therein. Your entering into this Amendment will not violate or otherwise conflict with the terms of any other agreement. Except as otherwise expressly set forth in this Amendment, you have provided us with any and all consents that may be required for you to enter into this Amendment and/or for us to exercise our rights under this Amendment and no consent of any other person is required.
Each ATM has a separate locking compartment or safe for storage of the ATM Cash that is equipped with an electronic lock, which can only be accessed with a unique one-time access code or combination and a unique electronic touch contact key carried by the Armored Carrier. Each ATM has a security device, which will identify the passcode of each person who accesses the cash compartment of the ATM.
With regard to each ATM, you maintain no keys or passcodes to open cash drawers to the ATMs, although the Armored Carrier and the ATM Service Provider, and any subcontractors of the Armored Carrier and the ATM Service Provider that have been approved by us shall have access to the cash drawers as set forth herein by possessing such passcodes or keys. Except with regard to the Armored Carrier, the ATM Service Provider and any subcontractors of the Armored Carrier and the ATM Service Provider, no employee, franchisee, subcontractor or agent of yours shall have access to any ATM Cash.
None of the contracts you have with the Armored Carrier, the ATM Service Provider or any other person allows such person to successfully assert any interest of any kind, including but not limited to any lien, in or to the ATM Cash.
You agree that you shall be deemed to make and renew each representation and warranty in this Amendment on and as of each day on which the ATM Cash Services are provided.
Fees
You shall pay fees for the ATM Cash Services in accordance with the terms set forth in Exhibit E, which is attached to and made a part of this Amendment. Notwithstanding the foregoing, if our internal or external costs increase, we reserve the right to renegotiate the Cash Usage Fee and the Unit Prices for Cash Processing Fees that are set forth in Exhibit E. You acknowledge and agree that all applicable fees will be owing whether or not the ATMs can be used by cardholders or, with respect to Electronic Check Authorization Transactions, Point of Sale Transactions and Credit Card Cash Transactions, other persons to effect cash withdrawals due to an ATM malfunction, any natural disaster or any other reason.
Amendment to Treasury Services
Terms and Conditions Booklet

Term; Termination; Suspension
This Amendment shall be for an initial term of three years, commencing as of December 19, 2007, with the term automatically renewing for additional one year periods, unless either party gives at least 120 days’ prior written notice of its intent to terminate at the end of such initial term or any subsequent renewal term, as applicable.
Notwithstanding the foregoing or anything to the contrary in the Booklet, the ATM Cash Services and this Amendment may be terminated at any time as set forth in (i) or (ii) below.
(i) In addition to the events listed in the Termination section of the General Provisions portion of the Booklet which allow us to terminate any Service immediately, each of the following events will also give us the right to immediately terminate the ATM Cash Services and this Amendment at any time:
(a) You enter into an agreement or arrangement with any person other than us (“New Provider”) for that person to supply currency to any ATM covered hereunder while this Amendment is still in effect. Notwithstanding the foregoing you may enter into such agreement with a New Provider which will take effect upon the termination of this Amendment and we will reasonably cooperate to facilitate the transfer of responsibility to such New Provider in an orderly manner including the reconciliation of our ATM Cash upon such transfer; provided, however, that you shall be liable for any and all expenses incurred by us in connection such activities.
(b) You breach the security of any ATM so that you obtain or can obtain access to any ATM Cash, or if you, the ATM Service Provider or the Armored Carrier take any action or make any material representation inconsistent with our sole and exclusive ownership of the ATM Cash, including but not limited to attempting to grant to others any right, title or interest in the ATM Cash.
(c) We determine that you, the Armored Carrier(s) or any subcontractor of the Armored Carrier have failed to maintain a financial condition that we deem to be reasonably satisfactory to minimize any credit or other risks to us in providing the ATM Cash Services or we deem immediate termination to be necessary or appropriate to prevent a financial loss to us.
Notwithstanding the foregoing, if any such subcontractor fails to maintain a financial condition that we deem to be reasonably satisfactory to minimize any credit or other risks to us in providing the ATM Cash Services and is no longer acceptable to us, (i) we shall notify you and you shall immediately cause the Armored Carrier to (x) remove all ATM Cash in such subcontractor’s vault and deliver it to such Armored Carrier’s vault, or such other location that we specify, to be added to the cash inventory that we maintain at such location, and (y) enter into an arrangement with another subcontractor that is acceptable to us; and (ii) we shall cease providing any currency to such subcontractor and shall cease providing you ATM Cash Services relating to those ATMs that have been serviced by such subcontractor, unless and until such Armored Carrier has entered into an arrangement with another subcontractor that is acceptable to us and such subcontractor has executed such documents that we may request. In the event that the Armored Carrier fails to take such actions immediately, we may immediately terminate the ATM Cash Services and this Amendment.
Amendment to Treasury Services
Terms and Conditions Booklet

(d) You breach any representation or warranty set forth in the Booklet or this Amendment.
(e) You fail to comply with any covenant or agreement incorporated herein by reference pursuant to the Section entitled “Incorporation of Incorporated Agreement Provisions” below, subject to any applicable grace period and/or notice requirement set forth in Article VIII of the Incorporated Agreement (it being understood and agreed that any such notice requirement shall be met by a notice given under the Incorporated Agreement or under this Amendment).
(f) Any “Event of Default” specified in Article VIII of the Incorporated Agreement occurs and is continuing, without giving effect to any waiver or amendment thereof pursuant to the Incorporated Agreement.
(ii) Either you or we may terminate the ATM Cash Services and this Amendment, at any time, if required to do so by a regulatory authority having jurisdiction over you or us, respectively, or if we are prohibited by law from providing the ATM Cash Services, by giving the other party at least at least 120 days’ prior written notice of your or our intent to terminate, unless a shorter notice is required by such regulatory authority or applicable law.
Upon termination, we may immediately remove all ATM Cash in the ATMs. The Armored Carrier and any subcontractor of the Armored Carrier shall take such actions as we may request in order to enable us to remove such ATM Cash.
If we believe that our provision of the ATM Cash Services may create a risk of financial loss for us, we may suspend our provision of the ATM Cash Services and remove any and all ATM Cash in the ATMs; provided, however, that if you take such action as we may request to eliminate such risk, we shall not suspend the ATM Cash Services, or, if we have suspended the ATM Cash Services, we shall reinstate our provision of the ATM Cash Services.
Incorporation of Incorporated Agreement Provisions
(a) Subject to subparagraphs (b) and (c) below, the following sections of the Incorporated Agreement are hereby incorporated herein by reference, and you shall comply with such sections as if set forth in full in this Amendment: Article VI (Affirmative Covenants (except that you need not separately deliver financial statements, certificates and notices otherwise delivered to the agent under the Incorporated Agreement)), Article VII (Negative Covenants), and Article VIII (Events of Default) (with respect to Sections 8.01(a)-(d), as they pertain to the Incorporated Agreement). In addition, whenever you are deemed to make the representations and warranties set forth above or in the Booklet, you shall also be deemed to make, as an additional representation and warranty thereunder (including for purposes of the Section entitled “Term; Termination; Suspension” above), the representations and warranties contained in Article V (Representations and Warranties) of the Incorporated Agreement.
(b) All sections of the Incorporated Agreement incorporated or referred to herein shall mean the Incorporated Agreement as amended, restated or modified from time to time pursuant only to amendments, restatements or other modifications consented to by us, as Lender under the Incorporated Agreement. A waiver of any Default or Event of Default (as defined in the Incorporated Agreement) occurring under any provision of the Incorporated Agreement will not operate to waive a Default or Event of Default occurring under this Amendment by reason of such provision being incorporated herein without our separate consent under this Amendment. If the Incorporated Agreement is terminated, cancelled, discharged or replaced, references herein to the Incorporated Agreement shall mean the equivalent sections of any new agreement agreed upon by us and you at such time or, failing such agreement, to the Incorporated Agreement as in effect for purposes of this Amendment immediately prior to such termination.
Amendment to Treasury Services
Terms and Conditions Booklet

(c) All provisions of the Incorporated Agreement incorporated or referred to herein shall be deemed to include all pertinent definitions, provisions, schedules and exhibits used or referred to in such provisions. All references in such provisions to “Agreement,” “Loan Documents,” “Administrative Agent,” “Lenders,” “Borrower,” “Commitments,” “Loans” “Obligations,” and correlative terms, shall be deemed to refer mutatis mutandis to this Amendment, to you and us, to your obligations and to the comparable provisions in this Amendment.
General Matters
Upon our written request, you shall provide us with a copy of each of your agreements with the Sponsoring Financial Institution(s), the Processor(s), the Armored Carrier(s) and the ATM Service Provider(s).
You agree that we and/or our agents may from time to time (i) audit such books and records of yours which we determine relate to this Amendment in order to verify your compliance with this Amendment, and (ii) inspect the ATMs to verify your compliance with this Amendment and that any audit may occur at any time during your normal business hours and any inspection may occur any time during the normal business hours of the premises on which the ATM is located. The Armored Carrier, the ATM Service Provider, and any subcontractors of the Armored Carrier and the ATM Service Provider shall take such actions as we may request in order to enable us to perform such inspection. You also agree that we and/or our agents may from time to time audit (i) the books and records of any Armored Carrier and/or any subcontractors of the Armored Carrier to verify their compliance with this Amendment and the Armored Carrier Agreement, and (ii) all ATM Cash in their possession or in the ATMs, and such Armored Carrier and/or subcontractor shall allow us to do so on our request. In addition, we reserve the right to audit (and/or have our agents audit) the books and records of the ATM Service Provider and any subcontractors of the ATM Service Provider to verify their compliance with this Amendment and the ATM Service Provider Agreement. You, the Armored Carrier, the ATM Service Provider and any subcontractors of the Armored Carrier and the ATM Service Provider agree to provide to us and our agent, at no expense to either of us, such clerical and other assistance as may be reasonably requested in connection with such audits. We shall not be required to give any advance notice of any such audit.
Definitions
“Adjustment Account” means a deposit account owned and maintained by you to handle Reconcilements, Regulation E claims, other unresolved claims, discrepancies relating to the reconciliation of Reported ATM Withdrawals with Reimbursement for ATM Withdrawals, discrepancies relating to the reconciliation of Reported Other Cash Withdrawals with the amount that we have received for such Electronic Check Authorization Transactions, Point of Sale Transactions and Credit Card Cash Transactions, and/or other discrepancies.
Amendment to Treasury Services
Terms and Conditions Booklet

“Armored Carrier” means each of the entities that have executed Exhibit B herein, with whom you have entered into contracts to supply each ATM with currency and/or any other armored carrier that replaces any of the foregoing carrier(s), subject, however, to our prior written consent.
“ATM” means each automated teller machine owned or leased by you which is listed on Exhibit A hereto, as such exhibit may be amended from time to time. Only cardholders from whom the Networks can obtain Reimbursement payments, or persons who conduct an Electronic Check Authorization Transaction, a Point of Sale Transaction or a Credit Card Cash Transaction, can receive cash from ATMs.
“ATM Cash” means (i) any and all currency that we have furnished to an Armored Carrier or a subcontractor of an Armored Carrier from our cash vaults and/or the vaults of Armored Carrier or a third party at which our cash inventory is maintained, for delivery to an ATM by such Armored Carrier or such subcontractor, whether or not such currency has been delivered to an ATM; (ii) any and all currency delivered to and maintained in each ATM before it is disbursed to a cardholder making a withdrawal transaction or to a person pursuant to an Electronic Check Authorization Transaction, a Point of Sale Transaction or a Credit Card Cash Transaction, as more thoroughly described herein; and (iii) any and all currency that has been removed from an ATM by an Armored Carrier or a subcontractor of an Armored Carrier for redelivery to Bank until it has been returned to Bank’s cash vault (or a vault of a third party at which Bank maintains a cash inventory) and Bank (or such third party) has signed a manifest accepting such currency.
“ATM Cash Services” means the ATM Cash Services provided by us to you pursuant to the terms of this Amendment.
“ATM Service Provider” means each of the entities that have executed Exhibit C herein, with whom you have contracted to provide maintenance services with regard to each ATM and/or any other ATM service provider that replaces any of the foregoing provider(s), subject, however, to our prior written consent.
“Electronic Check Authorization Transaction” means a cash withdrawal transaction at an ATM by a person which does not involve a card and which results in an electronic debit to such person’s checking account made through the automated clearing house system.
“Credit Card Cash Transaction” means a cash withdrawal transaction at an ATM by a person using a credit card and who is identified at the ATM through facial biometrics.
“Incorporated Agreement” means that certain Second Amended and Restated Credit Agreement dated as of November 1, 2006, as amended to the date hereof, among Global Cash Access Holdings, Inc., Global Cash Access, Inc., the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, letter of credit issuer and swing line lender.
“Network” means each electronic payment network with whom your Sponsoring Financial Institution has contracted to cause the appropriate amount of funds to be withdrawn from the relevant cardholder’s account and to make Reimbursement payments for each withdrawal transaction.
“Point of Sale Transaction” means a cash withdrawal transaction at an ATM by a person using a debit card, which is subject to a Point of Sale dollar limit, rather than an ATM dollar limit.
“Processor” means USA Payment Systems, Inc., with whom you have contracted to cause transactions to be submitted to the Networks for authorization and settlement and/or any other processor that replaces any of the foregoing processor(s), subject, however, to our prior written consent.
Amendment to Treasury Services
Terms and Conditions Booklet

“Reconcilement Agent” means Palm Desert National Bank or such other entity that we designate from time to time in writing.
“Reimbursement” means the reimbursement payment for each withdrawal of ATM Cash from an ATM, other than a withdrawal due to an Electronic Check Authorization Transaction, a Point of Sale Transaction or a Credit Card Cash Transaction.
“Reimbursement Account” means our deposit account #12334-42044 or such other account as we may designate in writing to you into which the Network(s) shall deposit Reimbursements and which will be used for the settlement of monthly Reconciliations.
“Sponsoring Financial Institution” means any state or national bank that sponsors or otherwise enables you to have access to one or more Networks.
IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed as the date first set forth above by its duly authorized officer.

GLOBAL CASH ACCESS, INC.		BANK OF AMERICA, N.A.

By:	/s/ Scott Betts	By:	/s/ Rhonda Sweeney

Name:	Scott Betts	Name:	Rhonda Sweeney

Title:	CEO / President	Title:	SVP / Treasury Products Officer

Revised 12/14/07
Amendment to Treasury Services
Terms and Conditions Booklet

EXHIBIT A
LIST OF ATMs

Location	Address	City	State	Zip	Terminal ID	Armored Carrier

GLOBAL CASH ACCESS, INC.	BANK OF AMERICA, N.A.

By:	By:

Name:	Name:

Title:	Title:

Amendment to Treasury Services
Terms and Conditions Booklet

EXHIBIT B
ARMORED CARRIER AGREEMENT
Amendment to Treasury Services
Terms and Conditions Booklet

EXHIBIT C
ATM SERVICE PROVIDER AGREEMENT
This ATM Service Provider Agreement is entered into this                      day of                     , 20     , by and among                                                                                  (the “ATM Service Provider”), Global Cash Access, Inc. (“Client”), and Bank of America, N.A. (“Bank”).
RECITALS
Bank and Client have entered into an ATM Cash Services Amendment dated as of                                          (the “Amendment”), whereby automated teller machines owned or leased by Client and identified in Exhibit A, as amended from time to time, to the Amendment, (“ATMs”) will be stocked with cash belonging to Bank (“ATM Cash”).
Bank and Client have entered into an agreement with one or more armored carriers to provide ATM services to Client in connection with the Amendment (each an “Armored Carrier”).
The ATM Service Provider has entered into an agreement with Client to provide ATM maintenance services to Client, including the maintenance and repair of ATMs, which may require access to the locked cash drawers within the ATMs.
The ATM Service Provider understands that the execution of this Agreement is a condition precedent to Bank providing services to Client under the ATM Cash Services Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ATM Service Provider, Bank and Client hereby agree as follows:
1. Subcontractors and Services. The ATM Service Provider shall not use any subcontractor without Bank’s prior written consent and, if Bank provides such consent, such subcontractor shall execute such documents that Bank may request; and, provided, further, that the ATM Service Provider shall cause each such subcontractor to comply with all applicable obligations and other terms and conditions set forth in this Agreement. The ATM Service Provider and any subcontractor of the ATM Service Provider that has been approved by Bank shall have access to the locked cash drawers within the ATMs for the sole purpose of providing routine maintenance services to the ATMs.
2. Ownership of ATM Cash. The ATM Service Provider and any subcontractor of the ATM Service Provider acknowledge and agree that all of the ATM Cash is owned by Bank. At no time shall the ATM Cash become the property of ATM Service Provider, any subcontractor of the ATM Service Provider or anyone else until it is duly withdrawn from an ATM by a cardholder. At no time shall the ATM Cash become subject to any manner of lien, security interest, attachment, levy or other process or agreement created by, for or on behalf of the ATM Service Provider or any subcontractor of ATM Service Provider. The ATM Service Provider and any subcontractor of ATM Service Provider shall take no action, or cause any action to be taken, which would cause the ATM Cash to be treated as property of the ATM Service Provider, any subcontractor of the ATM Service Provider or any person other than Bank.
3. Fees. All fees for the ATM Service Provider services shall be paid by Client.
4. Other Agreements. The ATM Service Provider and any subcontractor of ATM Service Provider acknowledge and agree that nothing contained in this ATM Service Provider Agreement conflicts with any provision of their contracts or agreements to provide ATM maintenance services to Client.
5. Insurance. The ATM Service Provider and any subcontractor(s) of ATM Service Provider shall, at their own expense, obtain and maintain at all times the insurance described below to protect Bank from risk of loss. The ATM Service Provider and any subcontractor(s) of the ATM Service Provider shall provide Bank with certificates of insurance evidencing these coverages and, upon demand, certified copies of policies and endorsements. The ATM Service Provider and any subcontractor(s) of the ATM Service Provider shall name Bank as (i) an additional insured on their coverages described in Subsections (ii), (iii), (iv) and (v) below, using a form of endorsement that provides Bank with coverage coextensive to that obtained by them and all the insurers shall waive subrogation against Bank, in order to protect Bank from any and all expenses and/or liability, including, but not limited to, any and all of Bank’s independent and/or vicarious liability, which arises out of or relates to, or allegedly arises out of or relates to, their acts, omissions, operations, services and/or products, and (ii) as loss payee, as Bank’s interests may appear, on their coverages described in Subsection (vi) below.
Amendment to Treasury Services
Terms and Conditions Booklet

All such insurance shall be in a form reasonably acceptable to Bank and with a company qualified to do business in the jurisdiction in which the ATM Cash Services will be performed and having a rating of A-VII or better in the current Best’s Insurance Reports published by A. M. Best Company and shall require the insurers to provide Bank with at least thirty (30) days’ prior written notice of any applicable cancellation, expiration or change in coverage under the policies. All insurance coverages and limits required to be maintained by the ATM Service Provider and any subcontractor(s) of the ATM Service Provider shall be free of any self-insured retention, shall have a deductible in an amount that is acceptable to Bank, and shall be primary and non-contributory to any insurance coverage maintained by Bank. The policies shall be written for the following insurance coverages and in amount not less than the following coverage limits:
(i) Workers’ Compensation Insurance, which shall fully comply with the statutory requirements of all applicable state and federal laws.
(ii) Employer’s Liability Insurance, with a minimum limit of $500,000 per accident for bodily injury and $500,000 per employee/aggregate for disease.
(iii) Commercial General Liability Insurance, with a minimum combined single limit of liability of $1,000,000 per occurrence per location and $2,000,000 aggregate for bodily injury, death, property damage and/or personal injury. This shall include products/completed operations coverage and broad form contractual coverage specifically for this Agreement.
(iv) Business Automobile Liability Insurance covering all owned, hired and non-owned vehicles and equipment used with a minimum combined single limit of liability of not less than $1,000,000 for injury, death and/or property damage.
(v) Excess coverage with respect to (ii), (iii) and (iv) above with a minimum combined single limit of $5,000,000.
(vi) Cargo/Crime Insurance covering ATM Cash while in the care, custody or control of the ATM Service Provider and any subcontractor(s) of the ATM Service Provider, whether located on or off Bank’s premises or vaults and/or while such property is in transit (including “over the curb” coverage), pursuant to the terms of this Agreement against loss due to robbery, burglary, misplacement, mysterious unexplainable disappearance, damage or destruction, and fraudulent and dishonest acts of their employees, as well as loss from a variety of other crimes including theft and fraud. Unless otherwise agreed to in writing by Bank, the limit of insurance shall not be less than the greater of (i) $50,000,000 per occurrence or (ii) the maximum amount of currency that any one ATM can hold. The ATM Service Provider or any subcontractor(s) of the ATM Service Provider, as applicable, shall endorse such policy to include a “Client Coverage” or “Joint Payee Coverage” endorsement.
If the ATM Service Provider or any subcontractor(s) of the ATM Service Provider fail to obtain and maintain the insurance required, the ATM Service Provider and/or any subcontractor(s) of the ATM Service Provider, respectively, shall be liable for any and all losses that the insurance listed above would have covered in the same manner and to the same extent as if the required insurance coverage had been obtained. The ATM Service Provider and any subcontractor(s) of the ATM Service Provider shall remain liable for any and all expenses and/or liability, including, but not limited to, any independent and/or vicarious liability on Bank’s part, which arises out of or relates to, or allegedly arises out of or relates to, the services and/or materials provided by the ATM Service Provider and any subcontractor(s) of the ATM Service Provider, to the extent that such expenses and/or liability are not covered by their insurance carrier for any reason whatsoever and the ATM Service Provider and any subcontractors of the ATM Service Provider shall indemnify, defend and hold harmless Bank against all claims, damages, losses and expenses, whether direct, indirect or consequential, relating thereto, which arise out of or relate to any disputes or legal actions by persons other than ATM Service Provider or Bank.
Upon Bank’s request, the ATM Service Provider and any subcontractor(s) of the ATM Service Provider shall provide Bank with such financial information as Bank may require, from time to time, in order to evaluate any credit or other exposure that Bank may have as a result of providing Client with the ATM Cash Services.
6. Audit. Upon Bank’s request, the ATM Service Provider and any subcontractor(s) of the ATM Service Provider shall give Bank and/or its agent the right to audit their books and records to ensure their compliance with the provisions of this Agreement and the Amendment. Bank shall not be required to give any advance notice of such audit. The ATM Service Provider and any subcontractor(s) of the ATM Service Provider shall provide Bank and its agent, at Client’s expense, such clerical and other assistance as may be reasonably requested in connection with such audit.
Amendment to Treasury Services
Terms and Conditions Booklet

7. Indemnification. Client, the ATM Service Provider and any subcontractor(s) of the ATM Service Provider shall jointly and severally indemnify and hold harmless Bank from and against any and all liabilities, claims, costs, expenses and damages of any nature (including, without limitation, allocated costs of staff counsel, other reasonable attorneys’ fees and any fees and expenses) arising out of or relating to disputes or legal actions concerning the services provided in connection with this Agreement.
8. Termination. This Agreement may be terminated by any party upon thirty (30) days’ prior written notice. Notwithstanding the foregoing, (i) Bank may terminate this Agreement immediately in the event Bank believes that immediate termination is necessary or appropriate in order to prevent a financial loss to Bank; and (ii) this Agreement shall terminate immediately upon the termination of the Amendment or the agreement between the ATM Service Provider and Client with respect to the provision of ATM maintenance services to Client. The termination of this Agreement shall not affect the rights and obligations of the parties that have accrued prior to such termination. Sections 2, 3, 6, 7, 8, 13 and 15, and the last proviso clause of the first sentence of Section 1 of this Agreement shall survive the termination of this Agreement. Section 5 shall survive the termination of this Agreement until such time that all ATM Cash is returned to Bank.
9. Waiver. No delay or failure to exercise any right or remedy under this Agreement shall be deemed to be a waiver of such right or remedy. No waiver of a single breach or default under this Agreement shall be a waiver of any other breach or default. Any waiver under this Agreement shall be in writing.
10. Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, proposals and understandings, if any, relating to the subject matter of this Agreement. Notwithstanding the foregoing, the parties acknowledge and agree that they may have additional rights and obligations pursuant to separate bilateral agreements between them. This Agreement may be amended only by a writing signed by all parties hereto.
11. Notices. Any written notice to be given under this Agreement shall be hand-delivered, return receipt requested, or mailed, by certified mail, postage prepaid, return receipt requested to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing to the other parties.
12. Severability. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable, such provision shall be construed by the parties to be severed from this Agreement, and the remaining provisions of this Agreement shall remain in effect.
13. Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement shall be decided by binding arbitration conducted in the United States of America (except as the parties may otherwise agree in writing) in accordance with the United States Arbitration Act (Title 9, U.S. Code) under the Commercial Arbitration Rules of the American Arbitration Association.
14. Law. This Agreement shall be governed by and interpreted in accordance with the laws of                                         , without reference to that state’s principles of conflicts of law.
15. Limitation of Liabilities; Force Majeure. Except as otherwise provided herein, Bank shall be liable only for actual damages incurred as a direct result of Bank’s gross negligence or willful misconduct. Bank shall not be liable under any circumstances for any special, indirect, exemplary or consequential damages, including lost profits. Bank shall not be liable for and shall be excused from any failure or delay in performing its obligations under this Agreement if such failure or delay is caused by circumstances beyond Bank’s reasonable control, including, without limitation, any natural disaster (such as earthquakes or floods), emergency conditions (such as war, riot, fire, theft or labor dispute), legal constraint or governmental action or inaction, breakdown or failure of equipment, breakdown of any supplier or any act, omission, negligence or fault of Client, the ATM Service Provider or any subcontractor(s) of the ATM Service Provider.
16. Successors and Assigns. This Agreement shall be binding upon the parties to this Agreement and their successors and assigns; provided, however, that Client and the ATM Service Provider shall not assign or transfer any of their rights or obligations without Bank’s prior written consent.
17. Counterparts. This Agreement may be executed in multiple counterparts, each being deemed an original and this being one of the counterparts, but all of which shall constitute one and the same instrument.
Amendment to Treasury Services
Terms and Conditions Booklet

IN WITNESS WHEREOF, the ATM Service Provider, Client and Bank have caused this ATM Service Provider Agreement to be executed as of the date first written above, by their respective officers, each duly authorized.

ATM Service Provider	Address for Notices:

By:

Name:

Title:

Client	Address for Notices:

By:

Name:

Title:

BANK OF AMERICA, N.A.	Address for Notices:

By:

Name:

Title:

Rev. 12/14/07
Amendment to Treasury Services
Terms and Conditions Booklet

EXHIBIT D
PROCESSOR CONSENT TO ASSIGNMENT
USA Payment Systems, Inc. (“Processor”) has been informed that Global Cash Access, Inc. (“Client”) has entered into an ATM Cash Services Amendment with Bank of America, N.A. (“Bank”), whereby automated teller machines owned or leased by Client (“ATMs”) will be stocked with cash belonging to Bank (“ATM Cash”).
Processor has entered into an agreement with Client to provide electronic payment processing services to Client, which include causing certain electronic payment networks (“Networks”) to collect from participating cardholder banks reimbursement payments with regard to withdrawals of ATM Cash from the ATMs (“Reimbursements”), and causing the Networks to pay the Reimbursements to Client or to its order.
As part of the ATM Cash Services Amendment, Bank has received from Client an irrevocable assignment of the Reimbursements.
It is a condition to providing services to Client under the ATM Cash Services Amendment that Bank receive from Processor its consent to the assignment of the Reimbursements as set forth herein.
As a result and for valid consideration, the receipt and sufficiency of which are hereby acknowledged, Processor agrees as follows:
1. Processor consents to the irrevocable assignment of all Reimbursements to Bank. Processor represents and warrants to Bank that it has the right to direct the payment of Reimbursements with regard to withdrawal transactions from each ATM and that Bank’s right to receive Reimbursements extends to the full amount of each ATM withdrawal transaction.
2. Processor will promptly notify Bank if Processor receives any instruction, request or other communication from Client attempting to discontinue or alter Processor’s payment of Reimbursements to Bank. Processor shall not comply with any such instruction, request or other communication.
3. Processor shall cause the Networks to remit the Reimbursements to the following account of Bank, or such other account as Bank may direct in writing:
Bank of America
ABA No.
Account No.
Account Name: Bank of America — Global Cash Access, Inc.
Processor shall cause such Reimbursements (together with the surcharges and interchange fees) to be remitted to such account no later than the Network Settlement Time (as defined below) on the second Business Day that succeeds the day on which each such transaction occurs or is deemed to occur, as applicable on the same business day that the Processor receives such Reimbursements from the Network. The “Network Settlement Time” is the time on a Business Day by which the Network performs its daily settlement of transactions consummated since the Network Settlement Time on the first Business Day that precedes such day. Transactions that are consummated after the Network Settlement Time on a Business Day or on any day other than a Business Day shall be deemed to occur prior to the Network Settlement Time on the first Business Day that succeeds such day.
Such payments will be made without set-off, deductions or other claims; Processor waives any and all rights or claims it may have with regard to each Reimbursement payment that is made to Bank.
5. Processor acknowledges and agrees that the assignment of the Reimbursements to Bank by Client is irrevocable. Processor will continue to cause the Networks to make Reimbursement payments to Bank (i) regardless of any contrary instructions it may receive from Client or any person other than Bank, (ii) regardless of the financial status, insolvency or bankruptcy of Client, and (iii) until Bank provides it with written direction for it to cease having such payments made.
6. Processor acknowledges and agrees that, pursuant to the ATM Cash Services Amendment, Bank is the owner of the ATM Cash and is entitled to receive the Reimbursements. Processor acknowledges and agrees that none of the ATM Cash will constitute the property of Client and that Client has no ownership or possessory rights to the ATM Cash under Section 362 of the Bankruptcy Code (or any successor provision).
7. Processor acknowledges and agrees that nothing contained in this Processor Consent to Assignment conflicts with any provision of its contracts or agreements to provide payment processing services to Client.
8. In the event that the Processor fails to comply with any of the terms and conditions set forth in this Processor Consent to Assignment, it shall be liable to Bank for any and all damages incurred by Bank as a result thereof.
Amendment to Treasury Services
Terms and Conditions Booklet

This Processor Consent to Assignment is duly executed by an authorized officer of Processor and shall remain in full force and effect until (i) the termination of the ATM Cash Services Amendment or the agreement between Client and Processor relating to the provision of payment processing services, and (ii) all Reimbursements have been remitted to Bank in accordance with terms set forth herein. Notwithstanding the foregoing, Sections 1, 6, 7 and 8 shall continue to remain in effect thereafter.
Dated                     ,

USA Payment Systems, Inc.

By:

Name:

Title:

Amendment to Treasury Services
Terms and Conditions Booklet

EXHIBIT E
FEES FOR ATM CASH SERVICES
1.	Cash Processing Fees:

Depository Services	Unit Price
Vault Deposit	$1.00
Vault Deposit Extended Hours	$2.00
Change Order per request, per vault	$2.50
Standing Change Order per request, per vault	$1.50
Late Change Order	$8.00
Emergency Change Order	$100.00
Currency Supplied per each $100 supplied	$.013
Currency Deposited per each $100 supplied	$.06
Deposit Correction per corrected deposit	$6.00
Other account related charges will be based upon our prevailing commercial schedule of fees in effect from time to time.
2.	Cash Usage Fee:
Our Cash Usage Fee is set forth below.
Average Daily Cash Balance x One Month LIBOR + 25 basis points.
“The Average Daily Cash Balance” means (i) for each day in the monthly period, the total amount of ATM Cash, plus amounts due but not yet received from the Network, plus any amounts due but not yet paid to us for Reconcilements where there are insufficient funds in the Adjustment Account; (ii) aggregated for all days in that monthly period, and (iii) divided by the number of days in that monthly period.
“One Month LIBOR” means the rate determined by referring to the rate set forth on the Telerate Screen for the London Interbank Offered Rate for one-month US Dollar deposits for each day that the rate is published in that month (“LIBOR Days”), aggregating those rates and dividing that sum by the number of LIBOR Days in that month. That average is then multiplied by fraction, the numerator of which is the number of days in that year and the denominator is 360. That product is then multiplied by a fraction, the numerator is the number of days in that month and the denominator is the number of days in that year.
3.	Reconcilement Fee:
You will pay us the fees and charges of the Reconcilement Agent in performing its reconciliation services to us with regard to the ATM Cash Services. We shall pass such fees and charges through to you.

GLOBAL CASH ACCESS, INC.	BANK OF AMERICA, N.A.

By:	By:

Name:	Name:

Title:	Title:

Amendment to Treasury Services
Terms and Conditions Booklet